Exhibit 99.1

Advanced Photonix Reports FY2013 Third Quarter Results

ANN ARBOR, Mich.--(BUSINESS WIRE)--February 11, 2013--Advanced Photonix, Inc.® (NYSE MKT: API) (the “Company”) today reported results for the third quarter ended December 28, 2012.

Financial Highlights for the Third Quarter Ended December 28, 2012

  Net sales for the quarter were $5.8 million, a decrease of $0.7 million or 10% from the third quarter ended December 30, 2011. Sequentially, revenues were up 4% relative to the second quarter of fiscal 2013.
  Gross profit margin for Q3 FY2013 was 42.0% of sales compared to 41.3% for the same quarter of fiscal 2012 due to a favorable product mix and cost reduction efforts.
  Current quarter net loss was $1,026,000 or $0.03 per diluted share, as compared to a quarterly loss of $812,000, or $0.03 per diluted share for the quarter ended December 30, 2011.
  The Non-GAAP net loss for the third quarter of fiscal 2013 was $700,000 or $0.02 per diluted share, as compared to a Non-GAAP net loss of $317,000, or $.01 per diluted share, for the third quarter last year.
  Adjusted EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, amortization and stock compensation), was a negative $485,000 for the third quarter of fiscal 2013 as compared to a negative adjusted EBITDA of $1,000 for the quarter ended December 30, 2011.

Operating Expenses

The Company’s total operating expenses for the quarter were $3.5 million, comparable to the $3.5 million reported for the third quarter last year. As a percent of revenue, total operating expenses for the third quarter of 2013 relative to the third quarter of 2012 were 59% and 55% respectively.

Richard Kurtz, Chief Executive Officer, commented, "We continue to see signs of improving business condition although further out than we expected. Because of the continuing supply issues we have experienced and continue to have in our 100G HSOR product platform, we now expect a flat second half of fiscal 2013 relative to the first half with growth picking up in subsequent quarters. In anticipation of the drop in revenue in this second half, we have secured an additional $2.5 million in a credit facility to insure we can meet our growth plans this coming year. I would like to thank Partners for Growth for working with us to structure a financing deal that aligns our short term and long term debt and minimizes shareholder dilution. We plan to give our total revenue guidance for fiscal 2014 in June with our total year fiscal year 2013 results.”

Conference Call

The Company will hold a conference call to discuss the results for the third quarter ended on Monday, February 11, 2013, at 4:30 PM EST.

The conference call will be webcast live and will be accessible at http://advancedphotonix.investorroom.com. Participants can dial into the conference call at 888.680.0869 (617.213.4854 for international) using the passcode 71842800. A question and answer period will take place at the end of the discussion.

An audio replay of the call will be available shortly thereafter and will remain on-line until February 18, 2013. The replay number is 888.286.8010 (617.801.6888 for international) and the passcode is 20930728.

Forward-looking Statements

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products; and the risk factors listed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings. The Company assumes no obligation to update forward-looking statements contained in this release to reflect new information or future events or developments. API-G

CONDENSED CONSOLIDATED BALANCE SHEET

	Dec 28, 2012
ASSETS	(unaudited)	March 31, 2012
Current assets
Cash and cash equivalents	$559,000	$3,249,000
Receivables, net	3,770,000	4,539,000
Inventories	3,702,000	3,594,000
Prepaid expenses and other current assets	450,000	261,000
Total current assets	8,481,000	11,643,000
Equipment and leasehold improvements, net	3,033,000	3,301,000
Goodwill	4,579,000	4,579,000
Intangibles and patents, net	3,760,000	4,538,000
Other assets	345,000	322,000
Total assets	$20,198,000	$24,383,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,206,000	$1,878,000
Accrued compensation	708,000	866,000
Current portion of long-term debt – bank term loan	333,000	333,000
Current portion of long-term debt – bank line of credit	--	500,000
Current portion of long-term debt – MEDC/MSF	547,000	532,000
Total current liabilities	3,794,000	4,109,000
Long-term debt, less current portion – MEDC/MSF	517,000	929,000
Long-term debt, less current portion – bank term loan	417,000	667,000
Warrant liability	--	26,000
Total liabilities	4,728,000	5,731,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; December 28, 2012 – 31,161,147 shares issued and outstanding; March 31, 2012 – 31,159,431 shares issued and outstanding	31,000	31,000
Additional paid-in capital	58,570,000	58,446,000
Accumulated deficit	(43,131,000)	(39,825,000)
Total shareholders' equity	15,470,000	18,652,000
Total liabilities and shareholders' equity	$20,198,000	$24,383,000

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 30, 2011	Dec 28, 2012	Dec 30, 2011
Sales, net	$5,834,000	$6,518,000	$17,636,000	$22,991,000
Cost of products sold	3,381,000	3,828,000	10,965,000	13,356,000
Gross profit	2,453,000	2,690,000	6,671,000	9,635,000

Operating expenses
Research and development	1,558,000	1,660,000	4,271,000	5,066,000
Sales and marketing	527,000	484,000	1,528,000	1,664,000
General and administrative	1,087,000	1,062,000	3,259,000	3,521,000
Amortization	293,000	344,000	876,000	1,028,000
Total operating expenses	3,465,000	3,550,000	9,934,000	11,279,000
Loss from operations	(1,012,000)	(860,000)	(3,263,000)	(1,644,000)

Other income (expense)
Interest income	7,000	1,000	7,000	5,000
Interest expense	(34,000)	(30,000)	(97,000)	(93,000)
Interest expense, related parties	--	(10,000)	--	(38,000)
Change in fair value of warrant liability	13,000	84,000	26,000	719,000
Other income	--	3,000	22,000	3,000
Net loss	$(1,026,000)	$(812,000)	$(3,305,000)	$(1,048,000)

Net loss per common share
Basic and diluted	$(0.03)	$(0.03)	$(0.11)	$(0.03)

Weighted average common shares outstanding
Basic and diluted	31,161,000	30,972,000	31,161,000	30,828,000

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income, EBITDA and adjusted EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income, EBITDA and adjusted EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

RECONCILIATION OF NON-GAAP INCOME (LOSS) TO GAAP INCOME (LOSS)

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 30, 2011	Dec 28, 2012	Dec 30, 2011
Net income (loss)	$(1,026,000)	$(812,000)	$(3,305,000)	$(1,048,000)
Add back:
Change in warrant fair value	(13,000)	(84,000)	(26,000)	(719,000)
Amortization - intangibles/patents	293,000	344,000	876,000	1,028,000
Stock option compensation expense	46,000	235,000	124,000	480,000
Subtotal – add backs	326,000	495,000	974,000	789,000
Non-GAAP (loss)	$(700,000)	$(317,000)	$(2,331,000)	$(259,000)

Net loss per common share
Basic and diluted	$(0.02)	$(0.01)	$(0.07)	$(0.01)

Weighted average common shares outstanding
Basic and diluted	31,161,000	30,972,000	31,161,000	30,828,000

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO GAAP (LOSS)

	Three months ended		Nine months ended
	Dec 28, 2012	Dec 30, 2011	Dec 28, 2012	Dec 30, 2011
Net income (loss)	$(1,026,000)	$(812,000)	$(3,305,000)	$(1,048,000)
Add Back:
Net interest expense (income)	27,000	39,000	90,000	126,000
Warrant (fair value) adjustment	(13,000)	(84,000)	(26,000)	(719,000)
Depreciation expense	188,000	277,000	583,000	806,000
Amortization	293,000	344,000	876,000	1,028,000
Subtotal – add backs	495,000	576,000	1,523,000	1,241,000
EBITDA	$(531,000)	$(236,000)	$(1,782,000)	$193,000
Stock compensation	46,000	235,000	124,000	480,000
Adjusted EBITDA	$(485,000)	$(1,000)	$(1,658,000)	$673,000

About Advanced Photonix, Inc.

Advanced Photonix, Inc.® (NYSE MKT: API) is a leading supplier with a broad offering of optoelectronic products to a global customer base. We provide optoelectronic solutions, high-speed optical receivers and terahertz instrumentation for telecom, homeland security, military, medical and industrial markets. With our patented technology and state-of-the-art manufacturing we offer industry leading performance, exceptional quality, and high value added products to our OEM customer base. For more information visit us on the web at www.advancedphotonix.com.

CONTACT:
Torrey Hills Capital
Jim Macdonald, (858) 456-7300
jmacdonald@torreyhillscapital.com